UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 14, 2016

(Date of Report)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (71 CFR 240.13e-4(c))

Explanatory Note

As used in this Form 8-K/A, the terms “Company,” “Holding Company,” “we,” “us,” and “our” mean Corning Natural Gas Holding Corporation, unless the context clearly indicates otherwise.

This Amendment No. 1 on Form 8-K/A (this (“Form 8-K/A”) amends and supplements the Current Report of Corning Natural Gas Holding Corporation, dated September 7, 2016 (the Original Form 8-K). The Original Form 8-K reported the closing of the purchase by the Holding Company of all the outstanding capital stock of Pike County Light & Power Company, a Pennsylvania regulated electric and gas utility, and certain financing transactions. This Form 8-K/A is being filed to provide the certain historical financial statements of the business acquired and pro forma financial information as required under Item 9.01(a) and Item 9.01(b) of the Original Form 8-K within the time provided in Item 9.01(a)(4).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited financial statements of Pike County Light & Power Company (“PCL&PC”) for the most recent fiscal year ended December 31, 2015, and the unaudited interim financial statements for the three months and six months ended June 30, 2016 and June 30, 2015 are filed herewith as exhibits. These financial statements were prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”) and the financial statements for the period ended December 31, 2015 were audited in accordance with Generally Accepted Auditing Standards in the United States of America (“U.S. GAAS”). The financial statements for the year ended December 31, 2015 were audited by PricewaterhouseCoopers LLP. Based on the review of the financial statements for the three months and six months ended June 30, 2016 and June 30, 2015, and the due diligence performed by the Company, we are not aware of any material differences requiring adjustment in the financials presented.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information required by this item is presented below, the financial information for PCL&PC in the Pro Forma Financial Information has been recast based on unaudited financial statements provided by Orange and Rockland Utilities, Inc. (the former parent company of PCL&PC) to be consistent with the Company’s fiscal year ended September 30, 2015.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and PCL&PC’s recasted historical financial statements, as adjusted to give effect to the Company’s acquisition of PCL&PC. The unaudited pro forma condensed combined statement of comprehensive income for the twelve months ended September 30, 2015 gives effect to the transaction as if it had occurred on October 1, 2014. The unaudited condensed combined balance sheet as of September 30, 2015 gives effect to the transaction as if it had occurred on October 1, 2014.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma combined financial statements.

The unaudited pro forma combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest report on Form 10-K, and PCL&PC’s historical information included herein. The financial information provided for PCL&PC in the unaudited pro forma combined financial statements has been recast based on unaudited financial statements provided by

Orange and Rockland Utilities, Inc. (the former parent company of PCL&PC) to be consistent with the Company’s fiscal year ended September 30, 2015.

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The pro forma condensed combined financial information is presented for illustrative purposes only, as required by Item 9.01(b) of Form 8-K and Item 8-05 of Regulation S-X. Such information does not purport to be indicative of the results of operations and financial position that actually would have resulted had the acquisition of PCL&P had occurred on the date indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available to the Holding Company at the time of filing this Form 8-K. See Note 1.

Unaudited Pro Forma Condensed Combined Balance Sheets
September 30, 2015
(In Thousands, Except Per Share Information)

	Holding Company Historical	Pike County Light & Power Historical	Adjustments	Notes	Pro Forma Combined

Assets
Plant:
Total plant utility and non-utility, net	$53,313	$18,604	($215)	c	$71,702

Investments:
Marketable securities available-for-sale
at fair value	2,154	900			3,054
Investment in joint ventures	2,293	0			2,293
	4,447	900	0		5,347
Current assets:
Cash and cash equivalents	75	1,575	4,413	a, e	6,063
Customer accounts receivable, net of
allowance for bad debt	1,586	1,882			3,468
Related party receivables	526	41	(41)	b	526
Gas stored underground, at average cost	1,183	0			1,183
Materials and supplies inventory	1,295	243			1,538
Prepaid expenses	1,203	39			1,242
Total current assets	5,868	3,780	4,372		14,020

Deferred debits and other assets:
Regulatory assets:
Unrecovered gas costs	37	0			37
Deferred regulatory costs	2,751	955			3,706
Deferred pension	4,518	129			4,647
Deferred taxes	0	2,659	(2,659)	b	0
Unamortized debt issuance cost	288	24			312
Other	193	120			313
Total deferred debits and other assets	7,787	3,887	(2,659)		9,015

Intangible assets	0	0	311	c	311

Total assets	$71,415	$27,171	$1,809		$100,395

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Liabilities and capitalization:
Long-term debt, less current installments	$12,554	$3,200	$12,000	a	$27,754

Current liabilities:
Current portion of long-term debt	2,923	0			2,923
Borrowings under lines-of-credit	9,004	0			9,004
Accounts payable	1,722	424			2,146
Accounts payable to related parties	0	11,077	(11,077)	b	0
Accrued expenses	418	631			1,049
Customer deposits and accrued interest	1,357	148			1,505
Dividends declared	355	0			355
Deferred income taxes	386	153			539
Total current liabilities	16,165	12,433	(11,077)		17,521

Deferred credits and other liabilities:
Deferred income taxes	3,208	5,478	(4,569)	b, d	4,117
Deferred compensation	1,492	0			1,492
Pension costs and post-retirement benefits	6,857	0			6,857
Series A cumulative preferred stock	0	0	2,600	e	2,600
Other	1,410	242			1,652
Total deferred credits and liabilities	12,967	5,720	(1,969)		16,718

Temporary equity:
Series B convertible preferred stock	0	0	4,900	e	4,900

Common stockholders' equity:
Common stock issued	25	137			162
Other paid-in capital	26,362	500			26,862
Retained earnings	3,313	5,181	(2,045)	f	6,449
Accumulated other comprehensive loss	29	0			29
Total common stockholders' equity	29,729	5,818	(2,045)		33,502

Total liabilities and capitalization	$71,415	$27,171	$1,809		$100,395

See accompanying notes to unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended September 30, 2015
(In Thousands, Except Per Share Information)

	Holding Company Historical	Pike County Light & Power Historical	Pro Forma Adjustments	Notes	Pro Forma Combined

Utility operating revenues	$22,503	$11,218			$33,721
Purchased gas and electricity	7,107	4,853			11,960
Gross margin	15,396	6,365			21,761

Cost and expense
Operating and maintenance expense	7,807	3,600			11,407
Taxes other than income taxes	1,981	607			2,588
Depreciation	1,621	628			2,249
Other deductions, net	284	0			284
Total costs and expenses	11,693	4,835			16,528

Utility operating income	3,703	1,530			5,233

Other income and (expense)
Interest expense	(918)	(610)	(158)	g	(1,686)
Other expense	(58)	(28)			(86)
Other income	60	0			60
Investment income	134	2			136
Bargain purchase	0	0	2,272	a	2,272
(Loss) from joint ventures	(117)	0			(117)
Rental income	48	0			48

Net income from utility operations,
before income taxes	2,852	894	2,114		5,860

Income taxes
Income tax (expense), current	(78)	(565)	63	g	(580)
Income tax (expense), deferred	(992)	138	(909)	d	(1,763)
Total income taxes	(1,070)	(427)	(846)		(2,343)

Net income	1,782	467	1,268		3,517

Weighted average earnings per share-
basic:	$0.73	$0.19	$0.42	h	$1.34
diluted:	$0.73	$0.19	$0.42	h	$1.31

Average shares outstanding - basic	2,440,932	2,440,932	2,440,932		2,440,932
Average shares outstanding - diluted	2,444,934	2,444,934	2,689,197	h	2,689,197

 See accompanying notes to the unaudited pro forma condensed combined financial statements

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Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share information)

Note 1 – Basis of Presentation

The pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to the pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the pro forma condensed combined statement of comprehensive income, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As an acquirer for accounting purposes, the Company has estimated the fair value of PCL&PC’s assets and liabilities assumed and ensured that the accounting policies of PCL&PC were consistent with that of the Company.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operation of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined proforma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of PCL&PC as a result of restructuring activities, other cost savings initiatives or sales synergies following the completion of the business combination.

Note 2 – Funding Transaction

The purchase price for the stock of PCL&P was $13.117 million, with a closing date working capital adjustment of $2.5 million and was subject to adjustment. As part of the purchase, PCL&P’s outstanding $3.2 million in bonds were assumed. The acquisition was financed by agreements with Manufacturers and Traders Trust Company for a $12.0 million term loan and $2.0 million line of credit to complete this acquisition as well as funds received from the Company’s June 2016 sale of shares of its 6% Series A Cumulative Preferred Stock and its 4.8% Series B Convertible Preferred Stock pursuant to its subscription rights offering to its shareholders.

Note 3 – Preliminary Purchase Price Allocation

PCL&PC’s assets and liabilities were adjusted fair value to identify, value and assign estimated useful lives to intangible assets and to determine goodwill. As provided in the Stock Purchase Agreement, dated October 13, 2015, the working capital adjustment was decreased by approximately $530,000 to $1,970,000. The resulting valuation analysis is considered preliminary as it has not been audited by the Company’s independent registered public accounting firm, Freed Maxick CPA’s, P.C., at the time of this filing. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

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Total Consideration	Fair Market Value
Total cash payment	$13,117
Working capital adjustment	1,970
Current liabilities assumed	1,463
Debt assumed	3,200
Other long-term liabilities assumed	253
Total allocable basis	$20,003

Assets Acquired	Fair Market Value
Cash and cash equivalents	$501
Accounts receivable	1,346
Inventory	20
Other current assets	392
Property, plant and equipment, net	18,754
Other long-term assets	951
Intangible assets	311
Total Assets	$22,275
Goodwill (bargain purchase)	(2,272)
Total consideration	$20,003

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. This allocation recognizes the liabilities and debt acquired as part of the acquisition totaling $4.916 million (the difference between final purchase price of $15.087 million and the consideration of $20.003 million). The final purchase price allocation will be determined when the Company’s allocation is audited. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final audited allocation may include (1) changes to allocations to intangible assets (fair value of trade name), (2) changes in allocations to deferred taxes, and (3) other changes to assets and liabilities.

Note 4 – Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumption that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)	Represents the cash consideration at the time of the acquisition accordingly:

Cash	$501
Accounts receivable	1,346
Inventory	20
Other current assets	392
Property, plant & equipment	18,754
Other regulatory assets	779
Other long-term assets	172
Net intangible assets	311
Current liabilities	(1,463)
Bonds	(3,200)
Long-term debt	(12,000)
Regulatory liabilities	(21)
Other long-term liabilities	(232)
Bargain purchase adjustment	(2,272)
Total consideration	$3,087
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(b)	Reflects intercompany receivables and payables that were not acquired with the acquisition as well as deferred taxes that were not acquired.

(c)	Reflects adjustments to property, plant and equipment and intangible assets as a result of adjustments to fair value.

(d)	Recognizes the expected deferred tax liabilities that result from the bargain purchase adjustment at an assumed combined tax rate of 40%.

(e)	Recognizes funds received from the Company’s June 2016 sale of shares of its 6% Series A Cumulative Preferred Stock and its 4.8% Series B Convertible Preferred Stock pursuant to its subscription rights offering to its shareholders of which $7.5 million was used to finance the transaction.

(f)	Represents the adjustment to eliminate shareholder’s equity of Pike County Light & Power in accordance with purchase accounting for the acquisition.

(g) Recognizes dividends on shares of 6% Series A Cumulative Preferred Stock and estimated tax effect.

(h) Basic earnings per share was calculated as net income less dividends on 4.8% Series B Convertible Preferred Stock (“Series B Preferred Stock”) shares of $247,194 divided by basic average shares for the pro forma adjustments and combined columns. Diluted earnings per share was calculated as net income divided by average diluted shares which included 244,263 shares of Series B Preferred Stock for the pro forma adjustments and combined columns. It was determined that these shares were anti-dilutive for the pro forma adjustments column.

(c) Exhibits

23.1	Consent of PricewaterhouseCooper, LLP

99.1	Historical Audited Financial Statements for Pike County Light & Power for the year ended December 31, 2015

99.2	Historical Unaudited Interim Financial Statements for Pike County Light & Power for the three and six months ended June 30, 2016 and June 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Chief Financial Officer

Dated: November 11, 2016

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INDEX TO EXHIBITS

Exhibit No.	Description	Location

Exhibit 23.1	Consent of PricewaterhouseCooper, LLP	filed herewith

Exhibit 99.1	Historical Audited Financial Statements for Pike County Light & Power for the year ended December 31, 2015	filed herewith

Exhibit 99.2	Historical Unaudited Interim Financial Statements for Pike County Light & Power for the three and six months ended June 30, 2016 and June 30, 2015	filed herewith

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